EXHIBIT 99.1

AMCORE Financial, Inc. Reports 4th Quarter Results

ROCKFORD, Ill., Jan. 22, 2009 (GLOBE NEWSWIRE) -- AMCORE Financial, Inc. (Nasdaq:AMFI) today announced financial results for the fourth quarter and the year ended December 31, 2008.

             (Numbers in Thousands, Except Per Share Data)

                 4th quarter       YTD       4th quarter       YTD
                     2008         2008           2007         2007
 Net Revenues      $43,873      $206,487       $57,243     $231,581
 Net (Loss)
  Income          $(32,119)     $(97,799)       $7,530      $28,241
 Diluted Shares     22,652        22,629        22,834       23,556
 Diluted EPS        $(1.42)       $(4.32)        $0.33        $1.20

AMCORE reported a net loss of ($32.1) million for fourth quarter 2008, compared to net income of $7.5 million in the prior-year period and a net loss of ($18.0) million in the previous quarter. Loss per diluted share was ($1.42) for fourth quarter 2008, compared to earnings of $0.33 per diluted share in fourth quarter 2007, and a loss of ($0.79) in the previous quarter.

Full year 2008 loss per diluted share was ($4.32) compared to earnings of $1.20 per diluted share in 2007. AMCORE's net loss for the full year 2008 was ($97.8) million compared to earnings of $28.2 million in 2007, and includes substantial reserves for potential loan losses for the year.

"We are committed to meeting the financial needs of our customers during this unprecedented economic period," said William R. McManaman, Chairman and CEO of AMCORE. "We all recognize this is a very difficult and weak economy, especially for banks. Our fourth quarter results reflect the continued deterioration of the economic environment. In light of these conditions during the quarter, we took aggressive steps including reducing our exposure to construction, land development and vacant land loans by 10 percent from the previous quarter and also laid plans to manage through further market uncertainty."

The following occurred during the quarter:

  *  AMCORE remained well capitalized with nearly $411 million in regulatory bank capital as of December 31, 2008.  Activities to manage the Bank's capital and liquidity included:

     - Suspending the quarterly dividend in November to preserve capital.
     - Merging the non-depository trust charter into the bank's charter to strengthen capital resources.
     - Extensively exploring capital raising activities to provide further strength and stability.
  *   Added to reserves as the economy weakened.  Loan loss reserves and capital provide the cushion against which losses are charged.
  *   Enhanced the credit administration and underwriting functions by adding expertise and resources including the redeployment of personnel to asset protection from revenue production.
  *   Increased focus on strategic relationship-based assets to
      improve risk profile and business opportunities and lowering our exposure to non-strategic, non-relationship based accounts.
  *   Reduced staff positions by 11 percent compared to a year ago.

Revenues

  *   Net revenues decreased $13.4 million to $43.9 million in fourth quarter 2008 from $57.2 million during the same quarter a year ago and decreased $8.6 million from $52.5 million in the
      previous quarter due to lower net interest income and
      non-interest income.
  *   Net interest income was $26.9 million, or 2.37 percent of
      average earning assets in fourth quarter 2008, compared to
      $39.1 million or 3.28 percent of average earning assets in fourth quarter 2007, and $32.3 million, or 2.76 percent of average earning assets in third quarter 2008. The decreases from both periods were primarily due to interest income
      reversals of $2.4 million in the fourth quarter 2008 as well as increased funding costs on higher levels of non-accrual loans, a continued decline in interest rates, pricing pressure on funding sources and lower loan balances.
  *   Average loan balances were essentially flat at $3.8 billion compared to third quarter 2008, while average investment
      securities decreased four percent, or $35.9 million. Average bank issued deposits decreased five percent, or $158.9 million, to $2.8 billion compared to third quarter 2008. The decline in bank issued deposits is due to fluctuations in certain public fund accounts and institutional clients moving from unsecured to secured sweep accounts, which are classified as borrowings.
      Investment securities declined due to a $49 million sale of securities in fourth quarter 2008.
  *   Non-interest income was $16.9 million in the fourth quarter
      2008 compared to $18.1 million in the fourth quarter 2007 and was $20.2 million in the third quarter 2008, with declines of
      $1.2 million and $3.3 million, respectively.  The decrease for both periods included lower customer service fees and higher negative derivative mark-to market adjustments, which are
      included in other non-interest income.  Fourth quarter 2008 included a $1.0 million gain on the sale of the investment securities.

Asset Quality and Operating Expenses

  *   Provision for loan losses was $57.5 million, a $51.1 million increase from $6.4 million in fourth quarter 2007 and a $9.5 million increase from $48.0 million in third quarter 2008.
      - Net charge-offs were $55.9 million compared to $4.8 million in fourth quarter 2007, and $26.8 million in third quarter
        2008.  Provision for loan losses are accrued when losses are probable, whereas chargeoffs are taken when the loss is
        subsequently confirmed.
      - Non-performing loans were $313 million at December 31, 2008, compared to $71 million at December 31, 2007 and $191 million at September 30, 2008.  The economy has been particularly
        challenging for commercial real estate loans to builders and developers. Many of these builders and developers carry
        extended housing inventories in a weak market, which has
        strained their liquidity and as a result increased our
        non-performing loans.
  *   The percentage of total non-performing loans to total loans was 8.27 percent at December 31, 2008, up from 1.80 percent at
      December 31, 2007 and 5.03 percent at September 30, 2008.
  *   Operating expenses were flat compared to fourth quarter 2007, but increased seven percent compared to third quarter 2008, primarily due to credit related costs. These costs included higher loan processing and collection expenses of $1.1 million compared to the same quarter a year ago and $888,000 compared to the previous quarter; increased reserves for unfunded loan commitments of $1.4 million compared to the same quarter a year ago and $1.2 million compared to the previous quarter and increased FDIC premiums of $1.0 million compared to the same quarter a year ago and $154,000 compared to the previous quarter.

Additional financial data for the Company's earnings call will be available in the presentation section of the Investor Relations page on the Company's website at www.AMCORE.com.

ABOUT AMCORE

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.0 billion with 74 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at www.AMCORE.com.

FORWARD LOOKING STATEMENTS

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayments; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems; (XIX) adverse economic or business conditions affecting specific loan portfolio types in which the Company has a concentration, such as construction, land development and other land loans; (XX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities; (XXI) possible changes in the creditworthiness of customers and the possible impairment of collectibility of loans; and, (XXII) the recently enacted Emergency Economic Stabilization Act of 2008, and the various programs the U.S. Treasury and the banking regulators are implementing to address capital and liquidity issues in the banking system, all of which may have significant effects on the Company and the financial services industry, the exact nature and extent of which cannot be determined at this time.

                             AMCORE Financial, Inc.
                         CONSOLIDATED FINANCIAL SUMMARY

                                   (Unaudited)

 ($ in 000's except   ------------------------------------------------
  per share data)     4th Qtr.  3rd Qtr.  2nd Qtr.  1st Qtr.  4th Qtr.
 SHARE DATA             2008      2008      2008      2008      2007
 ----------           ------------------------------------------------
 Diluted earnings per
  share               $  (1.42) $  (0.79) $  (0.89) $  (1.21) $   0.33
 Cash dividends       $   --    $  0.049  $  0.049  $  0.180  $  0.180
 Book value           $  11.55  $  12.74  $  13.85  $  15.21  $  16.31
 Average diluted
  shares outstanding    22,652    22,647    22,614    22,601    22,834
 Ending shares
  outstanding           22,682    22,655    22,647    22,612    22,600

 INCOME STATEMENT
 ----------------

 Total Interest
  Income              $ 61,415  $ 66,452  $ 69,088  $ 75,801  $ 83,865
 Total Interest
  Expense               34,467    34,190    33,079    39,135    44,766
                      ------------------------------------------------
 Net interest income    26,948    32,262    36,009    36,666    39,099

 Provision for loan
  losses                57,487    48,000    40,000    57,229     6,400

 Non-interest income:
  Investment
   management & trust    3,661     3,907     4,394     4,307     4,495
  Service charges on
   deposits              8,075     9,152     8,680     7,334     8,001
  Net mortgage
   revenues                 98       203        (5)      345       202
  Company owned life
   insurance               997     1,227     1,106     1,236     1,481
  Brokerage commission     739       963     1,258     1,313     1,013
  Bankcard fee income    2,062     2,241     2,286     2,005     2,060
  Net security
   (losses) gains        1,008      --        --       1,010      (346)
  Other                    285     2,552     1,814       349     1,238
                      ------------------------------------------------
 Total non-interest
  income                16,925    20,245    19,533    17,899    18,144

 Operating expenses:
  Personnel costs       21,171    21,328    22,039    24,374    22,278
  Net occupancy &
   equipment             6,677     6,469     6,469     6,842     6,280
  Data processing          733       715       763       751       884
  Professional fees      2,141     1,981     1,955     2,547     2,061
  Communication          1,176     1,318     1,301     1,259     1,280
  Advertising &
   business
   development             718       796       616       708     1,400
  Other                  8,318     5,757    15,157     8,400     6,566
                      ------------------------------------------------
 Total operating
  expenses              40,934    38,364    48,300    44,881    40,749
                      ------------------------------------------------

 Income before income
  taxes                (54,548)  (33,857)  (32,758)  (47,545)   10,094
  Income tax (benefit)
   expense             (22,429)  (15,870)  (12,524)  (20,086)    2,564
                      ------------------------------------------------
 Net Income           $(32,119) $(17,987) $(20,234) $(27,459) $  7,530
                      ================================================

                      ------------------------------------------------
                      4th Qtr.  3rd Qtr.  2nd Qtr.  1st Qtr.  4th Qtr.
 KEY RATIOS AND DATA    2008      2008      2008      2008      2007
 -------------------  ------------------------------------------------

 Net interest margin
  (FTE)                   2.37%     2.76%     3.07%     3.12%     3.28%

 Return on average
  assets                 -2.54%    -1.40%    -1.58%    -2.13%     0.58%
 Return on average
  equity                -44.78%   -22.77%   -23.54%   -29.44%     7.94%
 Efficiency ratio        93.30%    73.06%    86.97%    82.26%    71.19%
 Equity/assets (end
  of period)              5.21%     5.76%     6.06%     6.64%     7.10%

 Allowance to loans
  (end of period)         3.60%     3.54%     3.44%     2.48%     1.35%
 Allowance to
  non-accrual loans         45%       71%       78%       86%      130%
 Allowance to
  non-performing loans      44%       70%       78%       85%       75%
 Non-accrual loans to
  loans                   8.03%     4.99%     4.40%     2.89%     1.04%
 Non-performing assets
  to total assets         6.56%     4.03%     3.50%     2.25%     1.45%

 ($ in millions)
 Total assets under
  administration      $  1,999  $  2,247  $  2,458  $  2,712  $  2,728
 Mortgage loans
  closed              $     27  $     38  $     72  $     74  $     51
 Mortgage servicing
  rights, net         $    0.1  $    0.1  $    0.1  $    0.1  $    0.1

 ($ in 000's except  -------------------------------------------------
  per share data)      4Q/3Q   4Q 08/07     Year-to-Date       08/07
 SHARE DATA          Inc(Dec)  Inc(Dec)    2008       2007    Inc(Dec)
 ----------          -------------------------------------------------
 Diluted earnings
  per share               79%      N/M   $   (4.32) $   1.20     N/M
 Cash dividends         (100%)    (100%) $   0.278  $  0.720     (61%)
 Book value              (9%)      (29%) $   11.55  $  16.31     (29%)
 Average diluted
  shares outstanding       0%       (1%)    22,629    23,556      (4%)
 Ending shares
  outstanding              0%        0%     22,682    22,600       0%

 INCOME STATEMENT
 ----------------

 Total Interest
  Income                  (8%)     (27%) $ 272,756  $344,016     (21%)
 Total Interest
  Expense                  1%      (23%)   140,871   183,432     (23%)
                     -------------------------------------------------
 Net interest income     (16%)     (31%)   131,885   160,584     (18%)

 Provision for loan
  losses                  20%      N/M     202,716    29,087     N/M

 Non-interest income:
  Investment
   management & trust     (6%)     (19%)    16,269    16,765      (3%)
  Service charges on
   deposits              (12%)       1%     33,241    29,618      12%
  Net mortgage
   revenues              (52%)     (51%)       641     1,793     (64%)
  Company owned life
   insurance             (19%)     (33%)     4,566     5,429     (16%)
  Brokerage
   commission            (23%)     (27%)     4,273     4,174       2%
  Bankcard fee income     (8%)       0%      8,594     7,862       9%
  Net security
   (losses) gains          0%      N/M       2,018    (5,920)   (134%)
  Other                  (89%)     (77%)     5,000    11,276     (56%)
                     -------------------------------------------------
 Total non-interest
  income                 (16%)      (7%)    74,602    70,997       5%

 Operating expenses:
  Personnel costs         (1%)      (5%)    88,912    94,924      (6%)
  Net occupancy &
   equipment               3%        6%     26,457    24,615       7%
  Data processing          3%      (17%)     2,962     3,369     (12%)
  Professional fees        8%        4%      8,624     8,397       3%
  Communication          (11%)      (8%)     5,054     5,258      (4%)
  Advertising &
   business
   development           (10%)     (49%)     2,838     4,166     (32%)
  Other                   44%       27%     37,632    24,610      53%
                     -------------------------------------------------
 Total operating
  expenses                 7%        0%    172,479   165,339       4%
                     -------------------------------------------------

 Income before income
  taxes                   61%      N/M    (168,708)   37,155     N/M
  Income tax
   (benefit) expense      41%      N/M     (70,909)    8,914     N/M
                     -------------------------------------------------
 Net Income               79%      N/M   $ (97,799) $ 28,241     N/M
                     =================================================

                     -------------------------------------------------
                       Basis     Basis                          Basis
                       Point     Point       Year-to-Date       Point
 KEY RATIOS AND DATA   Change    Change    2008       2007      Change
 ------------------- -------------------------------------------------

 Net interest margin
  (FTE)                  (39)      (91)       2.84%     3.35%    (51)

 Return on average
  assets                (114)     (312)      -1.91%     0.54%   (245)
 Return on average
  equity                 N/M       N/M      -29.64%     7.32%    N/M
 Efficiency ratio        N/M       N/M       83.53%    70.98%    N/M
 Equity/assets (end
  of period)             (55)     (189)

 Allowance to loans
  (end of period)          6       225
 Allowance to
  non-accrual loans      N/M       N/M
 Allowance to
  non-performing
  loans                  N/M       N/M
 Non-accrual loans
  to loans               304       N/M
 Non-performing
  assets to total
  assets                 253       N/M

 ($ in millions)
 Total assets under
  administration         (11%)     (27%)
 Mortgage loans
  closed                 (29%)     (47%)
 Mortgage servicing
  rights, net              0%        0%

 N/M = not meaningful

 AMCORE Financial, Inc.
 CONSOLIDATED FINANCIAL SUMMARY (cont.)
 (Unaudited)

 ($ in 000's)
 AVERAGE        ------------------------------------------------------
  BALANCE        4th Qtr.   3rd Qtr.   2nd Qtr.   1st Qtr.   4th Qtr.
  SHEET            2008       2008       2008       2008       2007
 --------       ------------------------------------------------------
 Assets:
 Investment
  securities,
  at cost       $  846,415 $  882,289 $  893,769 $  874,672 $  871,626
 Short-term
  investments       29,590     96,027     18,992      5,472      6,856
 Loans held for
  sale               2,862      4,523      7,811      8,565      6,653
 Loans:
   Commercial      773,736    765,776    785,912    774,482    776,557
   Commercial
    real estate  2,222,806  2,234,286  2,310,215  2,346,154  2,358,906
   Residential
    real estate    445,372    445,837    455,929    473,545    488,532
   Consumer        369,654    361,107    344,787    335,272    319,808
                ------------------------------------------------------
  Total loans   $3,811,568 $3,807,006 $3,896,843 $3,929,453 $3,943,803
                ------------------------------------------------------
  Total
   earning
   assets       $4,690,435 $4,789,845 $4,817,415 $4,818,162 $4,828,938

 Allowance for
  loan losses     (133,968)  (123,693)   (99,197)   (53,982)   (52,499)
 Goodwill               --         --      6,081      6,148      6,148
 Other
  non-earning
  assets           470,556    438,972    424,046    404,324    412,641
                ------------------------------------------------------
  Total assets  $5,027,023 $5,105,124 $5,148,345 $5,174,652 $5,195,228
                ======================================================
 Liabilities and
  Stockholders'
  Equity:
 Non-interest
  bearing
  deposits      $  453,717 $  476,378 $  492,882 $  479,571 $  496,301
 Interest
  bearing
  deposits       1,223,287  1,462,149  1,781,361  1,824,232  1,873,883
 Time deposits   1,151,156  1,048,560    944,914    994,795  1,067,981
                ------------------------------------------------------
  Total bank
   issued
   deposits     $2,828,160 $2,987,087 $3,219,157 $3,298,598 $3,438,165
                ------------------------------------------------------
 Wholesale
  deposits       1,018,975    887,366    683,246    593,083    620,500
 Short-term
  borrowings       446,041    370,946    355,916    435,708    327,678
 Long-term
  borrowings       403,632    490,034    488,453    417,492    368,657
                ------------------------------------------------------
  Total
   wholesale
   funding      $1,868,648 $1,748,346 $1,527,615 $1,446,283 $1,316,835
                ------------------------------------------------------
  Total interest
   bearing
   liabilities   4,243,091  4,259,055  4,253,890  4,265,310  4,258,699
                ------------------------------------------------------
 Other
  liabilities       44,843     55,456     55,914     54,695     64,144
                ------------------------------------------------------
  Total
   liabilities  $4,741,651 $4,790,889 $4,802,686 $4,799,576 $4,819,144
                ------------------------------------------------------
 Stockholders'
  equity           297,392    320,549    345,498    373,870    377,775
 Other
  comprehensive
  (loss) gain      (12,020)    (6,314)       161      1,206     (1,691)
                ------------------------------------------------------
  Total
   stockholders'
   equity          285,372    314,235    345,659    375,076    376,084
                ------------------------------------------------------
  Total
   liabilities &
   stockholders'
   equity       $5,027,023 $5,105,124 $5,148,345 $5,174,652 $5,195,228
                ======================================================

 CREDIT QUALITY
 --------------
 Ending
  allowance for
  loan losses   $  136,412 $  134,833 $  133,393 $   96,732 $   53,140
 Net charge-offs    55,908     26,757      3,339     13,637      4,760
 Net charge-offs
  to avg loans
  (annualized)        5.84%      2.80%      0.34%      1.40%      0.48%
 Non-performing
  assets:
  Non-accrual
   loans        $  304,176 $  190,135 $  170,910 $  112,945 $   40,972
  Loans 90 days
   past due &
   still
   accruing          8,889      1,267        894      1,107     29,826
                ------------------------------------------------------
   Total non-
    performing
    loans          313,065    191,402    171,804    114,052     70,798
  Foreclosed
   real estate      16,899     10,224      8,906      2,422      4,108
  Other
   foreclosed
   assets              224        393        257        246        201
                ------------------------------------------------------
   Total non-
    performing
    assets      $  330,188 $  202,019 $  180,967 $  116,720 $   75,107
                ======================================================

 YIELD AND RATE
  ANALYSIS
 --------------
 Assets:
 Investment
  securities
  (FTE)               4.80%      4.65%      4.70%      4.71%      4.61%
 Short-term
  investments         1.83%      1.95%      2.16%      4.04%      5.31%
 Loans held for
  sale                7.59%      6.85%      5.96%      6.54%      7.61%
 Loans:
   Commercial         5.01%      5.64%      5.92%      6.78%      7.80%
   Commercial
    real estate       5.13%      5.70%      5.94%      6.66%      7.42%
   Residential
    real estate       5.48%      5.79%      5.94%      6.40%      6.94%
   Consumer           7.92%      7.87%      7.90%      7.93%      7.96%
                -------------------------------------------------------
  Total loans
   (FTE)              5.42%      5.90%      6.11%      6.76%      7.48%
                -------------------------------------------------------
  Total interest
   earning
   assets (FTE)       5.29%      5.60%      5.83%      6.38%      6.96%
                =======================================================
 Liabilities:
 Interest
  bearing
  deposits            1.03%      1.42%      1.63%      2.42%      3.23%
 Time deposits        3.68%      3.79%      3.98%      4.36%      4.58%
                -------------------------------------------------------
  Total bank
   issued
   deposits           2.31%      2.41%      2.45%      3.11%      3.72%
                -------------------------------------------------------
 Wholesale
  deposits            4.58%      4.61%      4.66%      5.02%      5.11%
 Short-term
  borrowings          3.18%      3.29%      3.37%      3.69%      4.80%
 Long-term
  borrowings          5.21%      4.49%      4.53%      5.63%      5.63%
                -------------------------------------------------------
  Total
   wholesale
   funding            4.38%      4.30%      4.32%      4.82%      5.18%
                -------------------------------------------------------
  Total interest
   bearing
   liabilities        3.22%      3.19%      3.12%      3.69%      4.17%
                =======================================================
 Net interest
  spread              2.07%      2.41%      2.71%      2.69%      2.79%
 Net interest
  margin (FTE)        2.37%      2.76%      3.07%      3.12%      3.28%
                =======================================================

 FTE adjustment
  (000's)       $      834 $      844 $      803 $      746 $      701

                                       --------------------------------
 ($ in 000's)                           4Q/3Q    4Q 08/07    Ending
 AVERAGE BALANCE SHEET                 Inc(Dec)  Inc(Dec)   Balances
 ---------------------                --------------------------------
 Assets:
 Investment securities, at cost            (4%)       (3%)  $  871,149
 Short-term investments                   (69%)      N/M         1,665
 Loans held for sale                      (37%)      (57%)       6,749
 Loans: Commercial                          1%        (0%)     771,669
        Commercial real estate             (1%)       (6%)   2,199,033
        Residential real estate            (0%)       (9%)     437,877
        Consumer                            2%        16%      377,450
                                      --------------------------------
  Total loans                               0%        (3%)  $3,786,029
                                      --------------------------------
  Total earning assets                     (2%)       (3%)  $4,665,592

 Allowance for loan losses                  8%       155%     (136,412)
 Goodwill                                   0%      (100%)          --
 Other non-earning assets                   7%        14%      502,058
                                      --------------------------------
  Total assets                             (2%)       (3%)  $5,031,238
                                      ================================
 Liabilities and Stockholders' Equity:
 Non-interest bearing deposits             (5%)       (9%)  $  465,382
 Interest bearing deposits                (16%)      (35%)   1,224,166
 Time deposits                             10%         8%    1,147,856
                                      --------------------------------
  Total bank issued deposits               (5%)      (18%)  $2,837,404
                                      --------------------------------
 Wholesale deposits                        15%        64%    1,081,634
 Short-term borrowings                     20%        36%      435,783
 Long-term borrowings                     (18%)        9%      379,667
                                      --------------------------------
  Total wholesale funding                   7%        42%   $1,897,084
                                      --------------------------------
  Total interest bearing liabilities       (0%)       (0%)   4,269,106
                                      --------------------------------
 Other liabilities                        (19%)      (30%)      34,752
                                      --------------------------------
  Total liabilities                        (1%)       (2%)  $4,769,240
                                      --------------------------------
 Stockholders' equity                      (7%)      (21%)     269,913
 Other comprehensive (loss) gain           90%       N/M        (7,915)
                                      --------------------------------
  Total stockholders' equity               (9%)      (24%)     261,998
                                      --------------------------------
  Total liabilities & stockholders'
   equity                                  (2%)       (3%)  $5,031,238
                                      ================================

 CREDIT QUALITY
 --------------
 Ending allowance for loan losses           1%       157%
 Net charge-offs                          109%       N/M
 Net charge-offs to avg loans
  (annualized)                            109%       N/M
 Non-performing assets:
  Non-accrual loans                        60%       N/M
  Loans 90 days past due & still
   accruing                               N/M        (70%)
                                      --------------------
   Total non-performing loans              64%       N/M
  Foreclosed real estate                   65%       N/M
  Other foreclosed assets                 (43%)       11%
                                      --------------------
   Total non-performing assets             63%       N/M
                                      ====================
 N/M = not meaningful

CONTACT:  AMCORE Financial, Inc.
          For media  inquiries:
          Katherine Taylor, Investor Relations Manager
            815-961-7164
          For financial inquiries:
          Judith Carre Sutfin, Executive Vice President and CFO
            815-961-7081